UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2021

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4201 Congress St., Suite 360

Charlotte, NC 28209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CPTA	NASDAQ Global Select Market
5.75% Convertible Notes due 2022	CPTAG	NASDAQ Capital Market
6.00% Notes due 2022	CPTAL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 21, 2021, Capitala Finance Corp. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) has selected Mount Logan Management LLC (“Mount Logan”), a subsidiary of Mount Logan Capital Inc. and an affiliate of BC Partners Advisors L.P. for U.S. regulatory purposes, to serve as the new investment adviser to the Company (the “Adviser Transition”). The Company’s current investment adviser, Capitala Investment Advisors, LLC (“Capitala”), has entered into a definitive agreement to sell certain assets to Mount Logan in connection therewith, and is committed to ensuring a smooth transition to Mount Logan. The Adviser Transition is contingent upon approval by the Company’s stockholders at an upcoming special stockholder meeting (the “Special Meeting”) of a new investment advisory agreement to be entered into by and between the Company and Mount Logan and certain other conditions that will be described in a preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”).

In connection with the Adviser Transition, among other things: (1) the Company’s current executive officers will be replaced with certain individuals who are affiliated with Mount Logan; (2) the current members of the Board will be replaced with one individual who is affiliated with Mount Logan and three individuals who are independent of Mount Logan and Capitala; (3) Mount Logan intends to rotate the Company’s asset base into proprietarily sourced, primarily senior secured loans in larger middle-market companies than those historically invested by the Company and will have the Company pay off its existing small business investment company indebtedness in connection with the Adviser Transition; and (4) the Company will change its name.

The full text of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This information contained in this Current Report, including Exhibit 99.1 attached hereto, contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the SEC. We undertake no obligation to update such statements to reflect subsequent events.

Additional Information and Where to Find It

In connection with the Adviser Transition, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the appointment of Mount Logan as investment adviser to the Company. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ADVISER TRANSITION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ADVISER TRANSITION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Adviser Transition (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), or by directing such requests to the Company by emailing sarnall@capitalagroup.com.

Participants in the Solicitation

The Company and its directors and executive officers, along with Capitala and Mount Logan, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Adviser Transition. Information about the Company’s directors and executive officers and their ownership of the Company’s shares is set forth in the proxy statements on Schedule 14A filed with the SEC on March 13, 2020 and any beneficial ownership reports on Forms 3, 4 or 5 filed subsequent thereto. Information regarding Capitala and Mount Logan, the identity of other potential participants, and their direct or indirect interests in the Adviser Transition, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Adviser Transition. These documents are available free of charge using the sources indicated above.

No Offer or Solicitation

This Current Report is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this Current Report is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in the Company or in any fund or other investment vehicle.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 21, 2021	CAPITALA FINANCE CORP.

		By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer and Chief Operating Officer